EXHIBIT 5.1
[Letterhead of Bracewell & Giuliani LLP]
January 17, 2006
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Ladies and Gentlemen:
     We have acted as special counsel to Parker Drilling Company, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering an indeterminate number of shares of common stock, par value $0.16 2/3 per share, of the Company (the “Shares”).
     We have examined originals or copies identified to our satisfaction of (a) the Corrected Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (b) certain resolutions adopted by the Board of Directors of the Company; and (c) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.
     In addition, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (b) a prospectus supplement will have been filed with the Commission describing the Shares offered thereby; (c) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) there will be a sufficient number of unissued Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (f) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
     Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when (a) issued in accordance with the Registration Statement and resolutions of the Board of Directors of the Company approving the issuance of and the terms of the offering of the Shares and related matters; and (b) certificates representing the Shares have been duly executed, countersigned, registered and delivered in

Parker Drilling Company
January 17, 2006

accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company.
     The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ BRACEWELL & GIULIANI LLP
Bracewell & Giuliani LLP